Exhibit 10.38

SECOND AMENDMENT TO LEASE AGREEMENT

[Raddon Union Heights Office Owner, LLC/inContact, Inc.]

This Second Amendment to Lease Agreement (this “Amendment”) is made as of February 22, 2013 by and between RADDON UNION HEIGHTS OFFICE OWNER, LLC, a Utah limited liability company (“Landlord”), successor in interest to RADDON UH OFFICE, LLC, a Utah limited liability company, and INCONTACT, INC. a Utah corporation (“Tenant”) formerly known as UCN, INC.

RECITALS

A. Landlord and Tenant are parties to that certain Lease Agreement, executed on or about June 30, 2007, as amended by the First Amendment to Lease Agreement dated as of December 6, 2011 (collectively, the “Lease”) with respect to the fourth and fifth floors of the Union Heights Office Building located at approximately 7730 South Union Park Avenue, Midvale, Utah. Any term used in this Amendment that is capitalized but not defined shall have the same meaning as set forth in the Lease, as amended by this Amendment.

B. Tenant desires to lease from Landlord additional space consisting of approximately 5,257 Rentable Square Feet on the first floor of the Building pursuant to the terms of the Lease.

AMENDMENT

NOW, THEREFORE, in consideration of the mutual covenants of the parties and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Lease as follows:

1. Amendment. The Lease is hereby amended as follows:

A. Leased Premises. The definition of “Leased Premises” is hereby amended to include, as part of the Leased Premises leased to Tenant from Landlord under the Lease, that certain floor area containing approximately 5,257 Rentable Square Feet on the first floor of the Building, which space is depicted by the space cross-hatched and labeled as Suite 120 on the floor plan of the first floor of the Building attached to this Amendment as Exhibit A. Tenant agrees that it has had the opportunity to inspect such additional space and hereby agrees to accept such space and all the improvements, equipment and personal property located therein “AS IS” and “WHERE IS” without any representations or warranties from Landlord and Landlord shall have no obligation to make any further improvements thereto.

B. Monthly Rent: Commencing on March 1, 2013, the Monthly Rent for the remaining Initial Term and, if applicable, the Extension Term, shall be as follows:

Period	Monthly Rent	$/SF
March 1, 2013 to June 30, 2015	$112,236.54	$24.50
July 1, 2015 to June 30, 2016	$115,626.54	$25.24
July 1, 2016 to June 30, 2017	$119,108.17	$26.00
July 1, 2017 to June 30, 2018	$122,681.41	$26.78
July 1, 2018 to June 30, 2019	$126,346.28	$27.58
July 1, 2019 to June 30, 2020	$130,148.58	$28.41

C. Tenant’s Proportionate Share. Section 12 of the Lease Summary is hereby deleted in its entirety and the following is substituted in lieu thereof:

“12. Tenant’s Proportionate Share: 39.0137% of Operating Expenses.”

2. General Provisions. In the event of any conflict between the provisions of the Lease and the provisions of this Amendment, the provisions of this Amendment shall control. Except as set forth in this Amendment, the Lease is ratified and affirmed in its entirety. This Amendment shall inure to the benefit of, and be binding on, the parties and their respective successors and assigns. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws (excluding the choice of laws rules) of the State of Utah. This Amendment may be executed in any number of duplicate originals or counterparts, each of which when so executed shall constitute in the aggregate but one and the same document.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment to be effective as of the date first set forth above.

LANDLORD:

RADDON UNION HEIGHTS OFFICE OWNER, LLC, a Utah limited liability company, by its Manager: RADDON UNION HEIGHTS OFFICE MANAGER, INC.

By:
Ronald A. Raddon, President

TENANT:

inContact, Inc. (f/k/a UCN, INC.), a Utah corporation

By:
Name: Gregory S. Ayers
Its: Chief Financial Officer

EXHIBIT A

TO

SECOND AMENDMENT TO LEASE AGREEMENT

Depiction of Leased Premises Located on the First Floor of the Building